Acura Pharmaceuticals Provides Update on Opioid Product Licensed to Pfizer

Palatine, IL, January 23, 2012: Acura Pharmaceuticals, Inc. (NASDAQ:ACUR), a specialty pharmaceutical company, announced today that it has been informed by Pfizer, Inc. (NYSE: PFE) that OXECTA® (oxycodone HCl, USP) Tablets CII is now commercially available. OXECTA, which utilizes Acura’s AVERSION® Technology, will be sold in bottles of 100 tablets in 5mg and 7.5mg dosage strengths.

“The commercial availability of OXECTA is an important milestone and we are pleased Pfizer continues to advance the commercialization plan for OXECTA,” said Bob Jones, chief executive officer of Acura Pharmaceuticals.

Acura has exclusively licensed the AVERSION Technology to Pfizer in the United States, Canada and Mexico for use in four opioid-based pain products. Acura receives tiered royalties ranging from 5% to 25% on net sales (gross sales less discounts, if any) of OXECTA commencing on the first anniversary of the first commercial sale of OXECTA. Pfizer has an option to license the use of the AVERSION technology with additional opioids.

About OXECTA

OXECTA is indicated for the management of acute and chronic moderate to severe pain where the use of an opioid analgesic is appropriate. OXECTA is the first immediate-release oxycodone HCl tablet that applies technology designed to discourage some common methods of tampering associated with opioid abuse and misuse. The U.S. Food and Drug Administration (FDA), approved OXECTA in June 2011.

OXECTA Important Safety Information

OXECTA is contraindicated in patients with respiratory depression in unmonitored settings and in the absence of resuscitative equipment, in any patient who has or is suspected of having paralytic ileus, in patients with acute or severe bronchial asthma or hypercarbia, and in patients with known hypersensitivity to oxycodone, oxycodone salts, or any components of the product.

Respiratory depression is the primary risk of OXECTA. This is more common in elderly or debilitated patients, in those suffering from conditions such as COPD, severe asthma, or upper airway obstruction, or following large initial doses of opioids given to non-tolerant patients.

OXECTA contains oxycodone HCl, an opioid agonist and a Schedule II controlled substance. Such drugs are sought by drug abusers and people with addictions. OXECTA can be abused in a manner similar to other opioids and narcotics. This should be considered when prescribing or dispensing oxycodone HCl in situations where the physician or pharmacist is concerned about an increased risk of misuse or abuse.  OXECTA may be abused by crushing, chewing, snorting or injecting the product. These practices pose a significant risk to the abuser that could result in overdose and death. OXECTA should not be given to anyone other than the individual for whom it was prescribed.  Keep OXECTA in a locked cabinet, drawer or medicine safe so that it will not be stolen.

There is no evidence that OXECTA has a reduced abuse liability compared to immediate-release oxycodone.

Take each OXECTA tablet with enough water to ensure complete swallowing immediately after placing in the mouth, and OXECTA must be swallowed whole.  As OXECTA is not amenable to crushing and dissolution, do not use OXECTA in nasogastric, gastric or other feeding tubes as it may cause obstruction of feeding tubes.

Patients who have not been receiving opioid analgesics should start on OXECTA in a dosing range of 5 to 15 mg every 4 to 6 hours as needed for pain. The dose should be titrated based upon the individual patient’s response to their first dose of OXECTA.  Patients with chronic pain may need to be dosed at the lowest dosage level that will achieve acceptable pain relief and tolerable adverse reactions, on an around-the-clock basis rather than on an as needed basis.  When a patient no longer needs treatment with OXECTA after long-term use, it is important to gradually taper OXECTA over time to prevent withdrawal symptoms.

Patients taking OXECTA in combination with other medicines like sedatives, anesthetics or narcotics may have serious problems such as respiratory depression, low blood pressure, profound sedation, or coma.  Do not drink alcoholic beverages or take any medicines containing alcohol while taking OXECTA.

Use OXECTA with caution in patients with head injuries or other conditions that increase pressure in the brain, shock with low blood volume, severe undiagnosed abdominal conditions, history of seizures, severe kidney or liver disease, gall bladder disease, Addison’s disease, hypothyroidism, enlarged prostate or other illnesses that make urination difficult and elderly or debilitated patients.  Do not use OXECTA in patients with intestinal obstruction especially paralytic ileus.

Patients taking OXECTA should use caution when driving a car, operating heavy machinery or doing similar, potentially dangerous tasks as OXECTA may impair abilities needed to drive or perform potentially dangerous activities.

The most common adverse reactions are nausea, constipation, vomiting, headache, itchiness, trouble sleeping, dizziness, loss of strength/energy, and sleepiness.

Keep OXECTA out of the reach of children. If a child accidently takes OXECTA, seek emergency medical help immediately.

Full Prescribing Information for OXECTA can be found here http://www.pfizer.com/products/rx/prescription.jsp

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION and IMPEDE technologies. The Company has a development pipeline of additional AVERSION technology products including other opioids and non-opioids and its IMPEDE technology for pseudoephedrine hydrochloride products.

 Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, the ability of Pfizer (to whom we have licensed our AVERSION® Technology for certain opioid analgesic products in the United States, Canada and Mexico) to successfully launch and commercialize such products, including OXECTA, the price discounting, if any, that may be offered by Pfizer, the ability of Pfizer and the ability of other pharmaceutical companies, if any, to whom we may license our AVERSION Technology or IMPEDE Technology, to obtain necessary regulatory approvals and commercialize products utilizing such technologies and the market acceptance of such products, expectations regarding potential market share for our products, our ability to enter into additional license agreements for our other product candidates, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties and the ability of our patents to protect our products from generic competition, and the ability to fulfill the FDA’s requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications or for abuse deterrent features, whether our product candidates will ultimately deter abuse in commercial settings and whether our Impede Technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

Stephanie Marks for Acura Investor Relations

smarks@lazarpartners.com

212-843-0211

Rachel Kessler for Acura Media Relations

rkessler@lazarpartners.com

917-660-0608

Oxecta is a registered trademark of Pfizer, Inc.

Aversion is a registered trademark of Acura Pharmaceuticals, Inc.